         Exhibit 99.1

Azenta Reports First Quarter Results for Fiscal 2026, Ended December 31, 2025

BURLINGTON, Mass., February 4, 2026 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the first quarter ended December 31, 2025.

The results of B Medical Systems are treated as discontinued operations and reflected in total diluted EPS, following the Company’s announcement in the first fiscal quarter of 2025 of its intention to pursue a sale and the entry into a definitive agreement to sell the business, which is expected to close on or before March 31, 2026.

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change
	2025	2025	2024 (1)	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$149	$159	$147	(7)%	1%
Organic growth					(1)%
Sample Management Solutions	$81	$86	$81	(5)%	0%
Multiomics	$67	$73	$66	(8)%	1%

Diluted EPS Continuing Operations	$(0.11)	$1.12	$(0.16)	NM	27%
Diluted EPS Total	$(0.34)	$1.11	$(0.25)	NM	(34)%

Non-GAAP Diluted EPS Continuing Operations	$0.09	$0.21	$0.12	(57)%	(24)%
Adjusted EBITDA - Continuing Operations	$13	$21	$16	(39)%	(21)%
Adjusted EBITDA Margin - Continuing Operations	8.5%	13.0%	10.8%

(1)	Reflects revisions for an immaterial classification error among cost of revenue, research and development expenses, and selling, general and administrative expenses, and other immaterial adjustments, as further described in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Management Comments

“We delivered revenue performance consistent with our expectations. We also generated strong free cash flow in the quarter, reflecting our continued focus on operational discipline and working capital management,” said John Marotta, President and CEO. “Further, we saw challenges on the gross margin line, and our turnaround continues, and in any turnaround, it is never a straight line. We remain committed to our fiscal 2026 objectives and our expectation for a stronger second half of the year, supported by our ongoing execution initiatives. We are equally confident in our long-range plan outlined at Investor Day, which extends through 2028 and supports sustainable growth and long-term value creation.”

First Quarter Fiscal 2026 Results - Continuing Operations

●

Revenue was $149 million, up 1% year over year. Organic revenue, which excludes the impact from foreign exchange, declined 1% year over year, reflecting flat revenue in Multiomics and lower revenue in Sample Management Solutions.

●	Sample Management Solutions revenue was $81 million, flat year over year.
o	Organic revenue which excludes the impact from foreign exchange, declined 2%, mainly driven by lower revenues in Core Products, particularly in Automated Stores and Cryogenic Systems, partially offset by higher revenue in Sample Storage, Product Services and Consumables and Instruments.
●	Multiomics revenue was $67 million, up 1% year over year.
o

Organic revenue, which excludes the impact from foreign exchange, was flat year over year, primarily driven by growth in Next Generation Sequencing and Gene Synthesis, largely offset by a year-over-year decline in Sanger Sequencing.

Summary of GAAP Earnings Results - Continuing Operations

●	Operating loss was $7.2 million. Operating margin was (4.9%), up 100 basis points year over year.
o	Gross margin was 42.9%, down 380 basis points year over year, mainly driven by lost cost leverage from lower sales volumes in certain areas of the portfolio and costs related to rework on several Automated Stores projects.
o	Operating expenses were $71 million, down 8% year over year, due to lower selling, general and administrative expenses, partially offset by higher research and development costs and restructuring charges.
●	Other income included $5 million of net interest income versus $4 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.11) compared to ($0.16) in the first quarter of fiscal year 2025. Diluted EPS from discontinued operations was ($0.22). Total diluted EPS was ($0.34), compared to ($0.25) a year ago.

Summary of Non-GAAP Earnings Results - Continuing Operations

●	Adjusted operating income was $0.5 million. Adjusted operating margin was 0.4%, a decline of 130 basis points year over year.
o	Adjusted gross margin was 44.1%, down 360 basis points compared to the first quarter of fiscal 2025, mainly driven by lost cost leverage from lower sales volumes in certain areas of the portfolio and costs related to rework on several Automated Stores projects.
o	Adjusted operating expense in the quarter was $65 million, down 4% year over year, driven by lower selling, general and administrative expenses partially offset by higher research and development costs.
●	Adjusted EBITDA was $13 million, and Adjusted EBITDA margin was 8.5%, a decrease of 230 basis points year over year.
●	Non-GAAP Diluted EPS was $0.09, compared to $0.12 one year ago.

Cash and Liquidity as of December 31, 2025

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $571 million.
●	Operating cash flow was $21 million in the quarter. Capital expenditures were $6 million, and free cash flow (cash flow from operations less capital expenditures) was $15 million.

Share Repurchase Program Update

●

On December 8, 2025, the Board of Directors approved a new share repurchase program authorizing the repurchase of up to $250 million of the Company’s common stock through December 31, 2028 (the “2025 Repurchase Program”). Repurchases under the 2025 Repurchase Program may be made in the open market or through privately negotiated transactions (including under an ASR agreement), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, legal requirements, and other factors. The Company is not obligated to acquire any particular amount of common stock under the 2025 Repurchase Program, and share repurchases may be commenced or suspended at any time at the Company’s discretion. As of the date of this press release, the Company has not repurchased any shares of its common stock under the 2025 Repurchase Program.

Guidance for Continuing Operations for Full Year Fiscal 2026

●	The Company is reiterating its guidance for fiscal year 2026:
o	Total organic revenue is expected to grow in the range of 3% to 5% relative to fiscal 2025.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points relative to fiscal 2025.

Sale of B Medical Systems

●

On December 23, 2025, we entered into a definitive Sale and Purchase Agreement with Thelema S.À R.L. for the sale of B Medical Systems business, for a purchase price of $63 million. The transaction is expected to close on or before March 31, 2026.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, stock-based compensation, and other gains and charges that are not representative of the normal operations of the business.

Conference Call and Webcast

Azenta management will webcast its first quarter fiscal 2026 earnings conference call today at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about the Company’s guidance for fiscal year 2026 including its revenue and earnings expectations, the expected timing of the closing of the B Medical Systems business disposition, and the manner in which repurchases under the Company’s 2025 Share Repurchase Program may be made. Factors that could cause results to differ from our expectations include the following: uncertainties in global political and economic conditions, including the imposition of additional tariffs on goods imported into the US; our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; competition; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstance on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Maria Isabel Cuartas

Manager Investor Relations

ir@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2025	2024
Revenue
Products	$41,084	$43,827
Services	107,558	103,609
Total revenue	148,642	147,436
Cost of revenue
Products	24,749	24,041
Services	60,187	54,576
Total cost of revenue	84,936	78,617
Gross profit	63,706	68,819
Operating expenses
Research and development	9,189	7,113
Selling, general and administrative	60,611	69,976
Restructuring charges	1,143	431
Total operating expenses	70,943	77,520
Operating loss	(7,237)	(8,701)
Other income
Interest income, net	5,098	4,298
Other income, net	79	1,204
Loss from continuing operations before income taxes	(2,060)	(3,199)
Income tax expense	3,130	3,874
Loss from continuing operations	(5,190)	(7,073)
Loss from discontinued operations, net of tax	(10,242)	(3,919)
Net loss	$(15,432)	$(10,992)
Basic net loss per share:
Loss from continuing operations	$(0.11)	$(0.16)
Loss from discontinued operations, net of tax	$(0.22)	$(0.09)
Basic net loss per share	$(0.34)	$(0.25)
Diluted net loss per share:
Loss from continuing operations	$(0.11)	$(0.16)
Loss from discontinued operations, net of tax	$(0.22)	$(0.09)
Diluted net loss per share	$(0.34)	$(0.25)
Weighted average shares used in computing net loss per share:
Basic	45,929	45,626
Diluted	45,929	45,626

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2025	2025

Assets
Current assets
Cash and cash equivalents	$336,631	$279,783
Short-term marketable securities	73,025	61,137
Accounts receivable, net of allowance for expected credit losses ($4,053 and $4,649, respectively)	142,269	142,181
Inventories	82,458	74,956
Short-term restricted cash	2,393	2,359
Refundable income taxes	7,888	9,728
Prepaid expenses and other current assets	60,549	64,660
Current assets held for sale	74,689	73,535
Total current assets	779,902	708,339
Property, plant and equipment, net	152,032	153,954
Long-term marketable securities	155,914	201,585
Long-term deferred tax assets	527	726
Operating lease right-of-use assets	57,752	54,048
Goodwill	702,559	702,395
Intangible assets, net	96,604	101,814
Long term income taxes receivable	45,600	45,600
Other assets	7,743	6,115
Noncurrent assets held for sale	75,802	85,006
Total assets	$2,074,435	$2,059,582
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$38,767	$37,722
Deferred revenue	32,861	31,569
Derivative liability	33,304	33,420
Accrued warranty and retrofit costs	4,315	4,713
Accrued compensation and benefits	30,440	35,799
Accrued customer deposits	36,885	26,499
Accrued income taxes payable	11,864	9,416
Accrued expenses and other current liabilities	44,007	30,268
Current liabilities held for sale	34,770	28,268
Total current liabilities	267,213	237,674
Long-term deferred tax liabilities	15,248	18,245
Long-term operating lease liabilities	54,462	51,244
Other long-term liabilities	11,475	11,142
Noncurrent liabilities held for sale	11,205	14,291
Total liabilities	359,603	332,596

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,479,828 shares issued and 46,017,959 shares outstanding at December 31, 2025; 59,320,848 shares issued and 45,858,979 shares outstanding at September 30, 2025	595	594
Additional paid-in capital	531,245	529,605
Accumulated other comprehensive loss	(20,576)	(22,213)
Treasury stock, at cost - 13,461,869 shares at December 31, 2025 and September 30, 2025	(200,956)	(200,956)
Retained earnings	1,404,524	1,419,956
Total stockholders' equity	1,714,832	1,726,986
Total liabilities and stockholders' equity	$2,074,435	$2,059,582

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(15,432)	$(10,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,648	18,100
Loss on assets held for sale	9,696	—
Inventory write-downs and other asset write-offs	(305)	1,470
Stock-based compensation	4,058	5,112
Amortization and accretion on marketable securities	(374)	(541)
Deferred income taxes	(5,788)	657
Loss on disposals of property, plant and equipment	(42)	(8)
Changes in operating assets and liabilities:
Accounts receivable	723	4,850
Inventories	(9,729)	(7,622)
Accounts payable	4,572	(2,602)
Deferred revenue	3,195	10,462
Accrued warranty and retrofit costs	(248)	173
Accrued compensation and tax withholdings	(5,158)	(637)
Accrued restructuring costs	249	(566)
Other assets and liabilities	21,782	11,942
Net cash provided by operating activities	20,847	29,798
Cash flows from investing activities
Purchases of property, plant and equipment	(6,192)	(7,750)
Purchases of marketable securities	(108,692)	(40,754)
Sales and maturities of marketable securities	142,656	125,590
Deposit received for the sale of B Medical Systems business	9,000	—
Net cash provided by investing activities	36,772	77,086
Cash flows from financing activities
Payments of finance leases	(214)	(215)
Withholding tax payments on net share settlements on equity awards	(2,418)	—
Excise tax payment for settled share repurchases	—	(4,911)
Net cash used in financing activities	(2,632)	(5,126)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	314	(8,311)
Net increase in cash, cash equivalents and restricted cash	55,301	93,447
Cash, cash equivalents and restricted cash, beginning of period	296,685	320,990
Cash, cash equivalents and restricted cash, end of period	$351,986	$414,437
Supplemental disclosures:
Cash paid / (received) for income taxes, net	2,098	(6,148)
Purchases of property, plant and equipment included in accounts payable and accrued expenses	5,703	3,249
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	December 31,	September 30,
	2025	2025
Cash and cash equivalents of continuing operations	$336,631	$279,783
Cash included in current assets held for sale	10,000	13,206
Short-term restricted cash	2,393	2,359
Long-term restricted cash included in other assets	2,962	1,337
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$351,986	$296,685

Notes on Non-GAAP Financial Measures - Continuing Operations

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2025		September 30, 2025		December 31, 2024 (*)
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$(5,190)	$(0.11)	$51,653	$1.12	$(7,073)	$(0.16)
Adjustments:
Amortization of completed technology	1,860	0.04	2,088	0.05	1,500	0.03
Amortization of other intangible assets	3,551	0.08	3,977	0.09	4,573	0.10
Transformation costs(1)	1,202	0.03	634	0.01	3,046	0.07
Restructuring charges	1,143	0.02	406	0.01	431	0.01
Merger and acquisition costs and costs related to share repurchase(2)	13	0.00	87	0.00	1,570	0.03
Tax adjustments(3)	—	—	(46,960)	(1.02)	400	0.01
Tax effect of adjustments	1,570	0.03	(2,246)	(0.05)	1,007	0.02
Other adjustments	13	0.00	—	—	—	—
Non-GAAP adjusted net income from continuing operations	$4,162	$0.09	$9,639	$0.21	$5,454	$0.12
Stock-based compensation, pre-tax	3,862	0.08	3,901	0.08	4,872	0.11
Tax rate	13%	—	17%	—	15%	—
Stock-based compensation, net of tax	3,360	0.07	3,238	0.07	4,141	0.09
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$7,522	$0.16	$12,877	$0.28	$9,595	$0.21

Shares used in computing non-GAAP diluted net income per share	—	45,929	—	45,994	—	45,626

(*)	See footnote (1) on Page 1.
(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.
(3)

Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the three and six months ended March 31, 2025 include $6.6 million of tax expenses related to a one-time repatriation of historical earnings from China.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2025	2025	2024 (*)
GAAP net income (loss)	$(15,432)	$50,877	$(10,992)
Less: Loss from discontinued operations	(10,242)	(776)	(3,919)
GAAP net income (loss) from continuing operations	(5,190)	51,653	(7,073)
Adjustments:
Interest income, net	(5,098)	(5,019)	(4,298)
Income tax expense	3,130	(45,353)	3,874
Depreciation	8,207	8,338	7,478
Amortization of completed technology	1,860	2,088	1,500
Amortization of other intangible assets	3,551	3,977	4,573
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,460	$15,684	$6,054

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2025	2025	2024 (*)
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,460	$15,684	$6,054
Adjustments:
Stock-based compensation	3,862	3,901	4,872
Restructuring charges	1,143	406	431
Merger and acquisition costs and costs related to share repurchase(1)	13	87	1,570
Transformation costs(2)	1,202	634	3,046
Other adjustments	12	—	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$12,692	$20,712	$15,973

(*)	See footnote (1) on Page 1.
(1)	Includes expenses related to governance-related matters.
(2)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

	Quarter Ended
Dollars in thousands	December 31, 2025		September 30, 2025		December 31, 2024 (*)
GAAP gross profit	$63,706	42.9%	$72,274	45.4%	$68,819	46.7%
Adjustments:
Amortization of completed technology	1,860	1.3%	2,088	1.3%	1,500	1.0%
Transformation costs(1)	—	—%	—	—%	62	0.0%
Non-GAAP adjusted gross profit	$65,566	44.1%	$74,362	46.7%	$70,381	47.7%

(*)	See footnote (1) on Page 1.
(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	December 31,		September 30,		December 31,		December 31,		September 30,		December 31,
Dollars in thousands	2025		2025		2024 (*)		2025		2025		2024 (*)
GAAP gross profit	$35,785	43.9%	$41,175	47.9%	$39,143	48.2%	$27,921	41.5%	$31,094	42.5%	$29,676	44.8%
Adjustments:
Amortization of completed technology	1,177	1.4%	1,226	1.4%	639	0.8%	683	1.0%	862	1.2%	861	1.3%
Transformation costs(1)	—	—%	—	—%	62	0.1%	—	—%	—	—%	—	—%
Non-GAAP adjusted gross profit	$36,962	45.4%	$42,401	49.3%	$39,844	49.1%	$28,604	42.6%	$31,956	43.7%	$30,537	46.1%

	Segment Total
	Quarter Ended
	December 31,		September 30,		December 31,
Dollars in thousands	2025		2025		2024 (*)
GAAP gross profit	$63,706	42.9%	$72,274	45.4%	$68,819	46.7%
Adjustments:
Amortization of completed technology	1,860	1.3%	2,088	1.3%	1,500	1.0%
Transformation costs(1)	—	—%	—	—%	62	0.0%
Non-GAAP adjusted gross profit	$65,566	44.1%	$74,362	46.7%	$70,381	47.7%

(*)	See footnote (1) on Page 1.
(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics
	Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2025	2025	2024 (*)	2025	2025	2024 (*)
GAAP operating income (loss)	$3,731	$8,015	$4,019	$(5,044)	$(1,029)	$(3,195)
Adjustments:
Amortization of completed technology	1,177	1,226	639	683	862	861
Transformation costs(1)	57	(57)	103	—	—	—
Restructuring charges	—	—	—	—	—	23
Other adjustments	12	42	9	—	31	—
Non-GAAP adjusted operating income (loss)	$4,977	$9,226	$4,770	$(4,361)	$(136)	$(2,311)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2025	2025	2024 (*)	2025	2025	2024 (*)	2025	2025	2024 (*)
GAAP operating income (loss)	$(1,313)	$6,986	$824	$(5,924)	$(5,085)	$(9,525)	$(7,237)	$1,901	$(8,701)
Adjustments:
Amortization of completed technology	1,860	2,088	1,500	—	—	—	1,860	2,088	1,500
Amortization of other intangible assets	—	—	—	3,551	3,977	4,573	3,551	3,977	4,573
Transformation costs(1)	57	(57)	103	1,145	691	2,943	1,202	634	3,046
Restructuring charges	—	—	23	1,143	406	408	1,143	406	431
Merger and acquisition costs and costs related to share repurchase(2)	—	—	—	13	87	1,570	13	87	1,570
Other adjustments	12	73	9	—	(73)	—	12	—	9
Non-GAAP adjusted operating income (loss)	$616	$9,090	$2,459	$(72)	$3	$(31)	$544	$9,093	$2,428

(*)	See footnote (1) on Page 1.
(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
Dollars in millions	2025	2024	Change	2025	2024	Change	2025	2024	Change
Revenue	$81	$81	0%	$67	$66	1%	$149	$147	1%
Currency exchange rates	(2)	—	(2)%	(1)	—	(1)%	(3)	—	(2)%
Organic revenue	$80	$81	(2)%	$66	$66	(0)%	$146	$147	(1)%